CREDIT TRANSACTION AGREEMENT

To : Hyundai Marine and Fire Insurance Co., LTD.

Borrower : NewState Capital Co., Ltd
      By : Byung Ki Kim, President
             (Corporate seal affixed)

Guarantor : Byung Ki Kim (Signed)
Guarantor : Kwang Ruong Koh (Personal seal affixed)

          We acknowledge that, in connection with borrowing money from you pursuant to the terms and conditions of Article 1 below, the terms of your standard credit transaction rules shall apply to this transaction and we hereby agree to comply with the following terms and conditions.

Article 1 ( Terms and Conditions)
---------------------------------

        Classification : Discount of corporate notes Loan amount : 4.5 billion won Date of Loan : January 7 , 2000 Date of Maturity : July 7 , 2000 Interest Rate : 11.75% p.a Overdue Interest Rate : 19% p.a
        Calculation of Interest : 365 day year ; calculated on a daily basis Payment of Interest : Paid every three months

        Collateral :

Article 2 (Delivery of Blank Note)
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         (1) We agree to deliver to you  promissory  note(s)  (or  checks)  with blank amount and due date. We also agree to deliver guarantor's guarantee to you

         (2) We authorize you to fill out the blanks at your discretion whenever you deem it necessary.

Article 3 (Repayment)
---------------------

         We agree to make the payment of principal and interest by means of bank wire transfer, automatic transfer, etc. and any damages incurred by you due to our default shall be borne by

         (1) In the event we do not receive your statement by the day before any due day, we agree to make the payment at your office of at a bank account designated by you.

         (2) In the event of prepayment of all or part of the principal or in the event of default, we agree to make the payment at your office of at a bank account designated by you.

         (3) We agree that, for the purpose of automatic transfer, you may withdraw deposit form out bank account without our withdrawal request or presentment of check notwithstanding any contrary bank deposit regulation or agreement.

         (4) In the event our deposit balance is not sufficient to make the necessary payment, we agree to make the payment at your office or at a bank account designated by you.

         (5) If we intend to change or cancel the automatic payment method, we agree to submit to you request for change (or cancellation) of automatic payment at least 30 days prior to the due date.

Article 4 (Guarantee)
---------------------

         (1) Guarantor agrees to guarantee the performance of all the obligations of the borrower, jointly and severally with the borrower, and further agrees to comply with all the provisions of your standard credit transaction regulations and this agreement.

         (2) The obligations of the guarantor herein shall not be affected by changes of the collateral or other security which may be made by you from time to time as you may deem it necessary.

         (3) Guarantor's obligations herein shall not be offset with the borrower's deposit with you or other credits.

         (4) Guarantor agrees not to exercise his rights of subrogation while the transaction between you and the borrower is in effect. Guarantor further agrees to subordinate his rights to your rights and to transfer agrees to subordinate his rights to your rights and to transfer his right to you without compensation when requested by you..

         (5) Guarantor's obligations herein shall not be affected even if the guarantor has previously provided you with another guarantee with respect to the same borrower hereof. In the event the previous guarantee is a limited guarantee, the guarantor's obligations shall be treated as cumulative. The same applies to any guarantee of the guarantor to be provided to you in the future.

Article 5 (Extension of Transaction Period and Guarantee)
---------------------------------------------------------

           Guarantor agrees that, in the event the maturity date is extended, the guarantor's obligations shall also be extended accordingly without notice to the guarantor.

Article 6 (Miscellaneous)
-------------------------

         (1) We acknowledge that our credit request shall be subject to the availability of your funds and that you will not be liable for any damages that may be incurred by us due to the unavailability of your funds.

         (2) In the event we use the loan proceeds for purposes different from those as described in our loan application, you have the right to demand immediate repayment of loan and we agree to repay the loan without delay upon your demand.

         (3) Whenever you demand for submission of additional information or inspection, we agree to fully comply with your demand.

Borrower : NewState Capital Co., Ltd.
      By : Byung Ki Kim (Signed)
          (Corporate seal affixed)

Guarantor: Byung Ki Kim (Signed)

Guarantor: Kwang Ryong Koh (Personal seal affixed)

(Revenue stamps affixed)